UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 23, 2005

CORNERSTONE CORE PROPERTIES REIT, INC.

(Exact name of registrant as specified in its charter)

California	333-121238	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Plaza, Suite 400 Irvine, California 92614
(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

4590 MacArthur Blvd., Suite 610
Newport Beach, California 92660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 –Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On December 23, 2005, the registrant amended its bylaws to reference the corresponding provisions in the Articles of Incorporation.  Previously, the bylaw provisions duplicated the provisions of the registrant’s Articles of Incorporation.  The bylaws were amended to satisfy the comments of state securities administrators.  The registrant does not believe that the amendment to its bylaws has any practical effect.

On December 23, 2005, the registrant filed Articles of Amendment and Restatement of its Articles of Incorporation with the Maryland Secretary of State.  The amendment clarifies the limitations on the liability of the directors and officers of the registrant and the conditions and standards which must be met by the directors, advisor or the affiliates of the advisor of the registrant to avoiding liability to the registrant or as a condition to receiving indemnification from the registrant for any liability or less suffered by any of them.  The amendment was filed to satisfy the comments of state securities administrators.  The registrant does not believe that the amendment to its Articles of Incorporation has any practical effect.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit 3.2 - Articles of Amendment and Restatement of Articles of Incorporation

Exhibit 3.3 – Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

	By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel, President

Dated: December 28, 2005